Exhibit 10.1

                                 PROMISSORY NOTE

$40,000.00                        Walnut, CA                      August 7, 2006


     FOR VALUE RECEIVED, the undersigned, DIGITAL LIFESTYLES GROUP, a Delaware corporation, (hereinafter referred to as "Maker") promises to pay to the order of ANDY TENG (hereinafter referred to as "Payee") Payee and any subsequent holders hereof (hereinafter collectively referred to as "Holder") at the office of the Holder, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of Forty Thousand and No/100 ($40,000.00) Dollars, together with interest on the outstanding principal balance hereof at the rate set forth herein and all other amounts that shall be payable herein (the "Indebtedness"), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

     Interest shall accrue on the outstanding principal balance of this Note at the rate of six percent (6%) per annum, computed on a 365/366-day year basis. In no event, however, shall the rate of interest exceed the maximum applicable lawful contract rate in California which may be in effect from time to time.

     The principal balance of this Note shall be payable on Thursday, September 7, 2006 (the "Maturity Date"). On the Maturity Date, all interest accrued on the outstanding principal balance hereof shall be payable in addition to the principal amount owed.

     It is expressly agreed that should any default be made in the payment of principal or interest which shall be unremedied for ten (10) days, in such event, the principal indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Interest shall accrue on the outstanding principal balance of this Note from the date of default hereunder and for so long as such default continues, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein, at the highest contractual rate so long as such default continues, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein, at the highest contractual rate allowed by law from time to time. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.

     Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by the Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment or indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the state of California. No extension of the time for payment of this Note, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the highest lawful rate prescribed under any law which a court of competent jurisdiction may deem applicable hereto. If, from any circumstance whatsoever, the fulfillment of any provision of this Note shall involve the payment of interest in excess of the limit prescribed by law which a court of competent jurisdiction may deem applicable hereto, then ipso facto, the obligation to pay interest hereunder shall be reduced to the maximum limit prescribed by law; and if for any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instructions existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

     This Note has been negotiated, executed and delivered in the state of California, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of California.

     As used herein, the terms "Maker" and "Holder" shall be deemed to include the respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

     IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the date first written above.


                                   Maker:

                                   DIGITAL LIFESTYLES GROUP, INC.


                                   By: /s/ Jay Furrow
                                       ----------------------------------------
                                   Name:  Jay Furrow
                                   Its:   Director